CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed Form S-8 Registration Statement File No. 333-35533.

ARTHUR ANDERSEN LLP

Miami, Florida,
 October 27, 1998.